Exhibit 99.1

Greenwave Technology Solutions To Effect Share Consolidation to Meet Nasdaq Share Price Listing Requirement

Fully-funded after closing a $37.7 million offering, Greenwave intends to rapidly expand its footprint of metal recycling facilities, aggressively grow its revenues, and create significant shareholder value this year

(Norfolk, VA) February 25, 2022 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (OTCPink:MSRT) is pleased to announce that it will be consolidating all of the issued and outstanding common shares of the Company (“Common Shares”) on the basis of one (1) post consolidation Common Share for each three hundred (300) pre-consolidation Common Shares (the “Consolidation”).

The effective date of the Consolidation is February 28, 2022 . Trading of the Common Shares on a post-Consolidation basis will commence on or about February 28, 2022.

The 994,871,337 Common Shares currently issued and outstanding will be reduced to approximately 3,316,238 Common Shares on a post-Consolidation basis. No fractional shares will be issued. Any fractional interest in Common Shares will be rounded up to the nearest whole Common Share.

“This share consolidation is necessary for Greenwave to meet the share price listing requirements of Nasdaq. Uplisting our common stock a national exchange is a top priority over the coming months,” stated Danny Meeks, Chief Executive Officer of Greenwave. “We believe that once Greenwave appoints an independent Board of Directors, which we expect to do this quarter, we will meet all of Nasdaq’s stated listing requirements.”

Registered stockholders holding their shares of common stock in book-entry or through a bank, broker or other nominee form do not need to take any action in connection with the reverse stock split. Stockholders holding physical stock certificates, may send them to the Company’s transfer agent, Equity Stock Transfer, LLC, and exchange them for new certificates representing the post-split number of shares. Equity Stock Transfer, LLC can be reached at (212) 575-5757.

Outstanding stock options and share purchase warrants will also be adjusted by the Consolidation ratio and the respective exercise prices of outstanding options and share purchase warrants will be adjusted accordingly.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 12 metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and recast numerous times while offering significant economic and environmental benefits when compared with virgin materials. For more information, please visit https://www.greenwavetechnologysolutions.com/.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its name change, revenue growth, opening of additional locations, and a listing on a senior exchange. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

Danny Meeks
757-966-1432